      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2001


                                                      REGISTRATION NO. 333-57642
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 3 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           ODYSSEY RE HOLDINGS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   6719                                  52-2301683
      (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                            ------------------------
                           ODYSSEY RE HOLDINGS CORP.
                           140 BROADWAY, 39TH FLOOR,
                            NEW YORK, NEW YORK 10005
                                 (212) 978-4700
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                             DONALD L. SMITH, ESQ.
                                GENERAL COUNSEL
                           ODYSSEY RE HOLDINGS CORP.
                           140 BROADWAY, 39TH FLOOR,
                            NEW YORK, NEW YORK 10005
                                 (212) 978-4700
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              BRICE T. VORAN, ESQ.                            PETER J. GORDON, ESQ.
              SHEARMAN & STERLING                           SIMPSON THACHER & BARTLETT
              599 LEXINGTON AVENUE                             425 LEXINGTON AVENUE
            NEW YORK, NEW YORK 10022                         NEW YORK, NEW YORK 10017
                 (212) 848-4000                                   (212) 455-2000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]
                               ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 3 to the Registration Statement on Form S-1 of Odyssey Re Holdings Corp. (File No. 333-57642) is filed solely for the purpose of providing the Securities and Exchange Commission with information pertaining to the expenses of this offering as well as copies of the exhibits indicated in
Item 16(a) of Part II hereto.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee........................................  $   86,250
NASD filing fee.............................................      30,500
NYSE listing fee............................................     150,000
Blue Sky fees and expenses..................................       7,500
Printing and engraving expenses.............................     150,000
Attorneys' fees and expenses................................   1,400,000
Accountants' fees and expenses..............................     900,000
Transfer agent's and registrar's fees and expenses..........      30,000
Miscellaneous...............................................     245,750
                                                              ----------
Total.......................................................  $3,000,000
                                                              ==========


---------------
  The amounts set forth above are estimates except for the SEC registration fee and the NASD filing fee.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     The Company's certificate of incorporation and by-laws provide for indemnification of its director and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

     In addition, the Company maintains liability insurance for its directors and officers.

     Reference is made to the form of Indemnification Agreement to be entered into between the registrant and each of its directors and officers filed as
Exhibit 10.18 to the Registration Statement pursuant to which the registrant will agree to indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The registrant has not made any sales of unregistered securities within the past three years.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


    EXHIBIT
    NUMBER   DESCRIPTION OF EXHIBIT
    -------  ----------------------

     1.1(+)  Form of Underwriting Agreement.

     3.1(+)  Amended and Restated Certificate of Incorporation of the
             Registrant.

     3.2(+)  Amended and Restated By-laws of the Registrant.

     4.1(+)  Specimen Certificate representing Common Stock.

     5.1 Opinion of Shearman & Sterling as to the legality of the Common Stock.

    10.1(+)  Administrative Service Agreement between Odyssey America
             Reinsurance Corporation and Compagnie Transcontinentale de
             Reassurance (France), effective from July 1, 2000.

    10.2(+)  Administrative Service Agreement between Odyssey America
             Reinsurance Corporation and Compagnie Transcontinentale de
             Reassurance (Singapore), effective from July 1, 2000.

    10.3(+)  Affiliate Guarantee by Odyssey America Reinsurance
             Corporation dated as of July 14, 2000 relating to Compagnie
             Transcontinentale de Reassurance.

    10.4(+)  Blanket Assumption Endorsement Agreement between Ranger
             Insurance Company and Odyssey America Reinsurance
             Corporation dated as of July 1, 1999.

    10.5(+)  Form of Tax Allocation Agreement among Fairfax Inc., Odyssey
             Re Holdings Corp., Odyssey America Reinsurance Corporation,
             Odyssey Reinsurance Corporation, and Hudson Insurance
             Company.

    10.6(+)  Amended and Restated Employment Agreement dated as of April
             1, 2001 between Andrew Barnard and Odyssey Re Holdings Corp.

    10.7(+)  Employment Agreement dated as of May 23, 2001 between Roland
             Jackson and Odyssey Re Holdings Corp.

    10.8(+)  Employment Agreement dated as of May 23, 2001 between
             Michael Wacek and Odyssey Re Holdings Corp.

    10.9(+)  Lease Agreement between TIG Insurance Company and First
             Stamford Place Company in relation to 300 First Stamford
             Place, Stamford, Connecticut, as amended.

    10.10(+) Form of Registration Rights Agreement between Odyssey Re
             Holdings Corp., TIG Insurance Company and ORH Holdings Inc.

    10.11(+) Investment Management Agreement between Hamblin Watsa
             Investment Counsel Ltd. and TIG Reinsurance Company dated as of April 13, 1999.

    10.12(+) Investment Management Agreement between Hamblin Watsa
             Investment Counsel Ltd. and Odyssey Reinsurance Corporation dated as of May 11, 2001.

    10.13(+) Investment Management Agreement between Hamblin Watsa
             Investment Counsel Ltd. and Hudson Insurance Company dated as of May 11, 2001.

    10.14(+) Investment Administration Agreement between Fairfax
             Financial Holdings Limited and TIG Reinsurance Company dated as of April 13, 1999.

    10.15(+) Investment Administration Agreement between Fairfax
             Financial Holdings Limited and Odyssey Reinsurance
             Corporation dated as of May 11, 2001.

    10.16(+) Investment Administration Agreement between Fairfax
             Financial Holdings Limited and Hudson Insurance Company dated as of May 11, 2001.

    10.17(+) Stop Loss Agreement dated December 31, 1995 among Skandia
             America Reinsurance Corporation and Skandia Insurance
             Company Ltd., as amended.

    10.18(+) Form of Indemnification Agreement between Odyssey Re
             Holdings Corp. and each of its directors and officers.

    10.19(+) Form of Term Note.

    EXHIBIT
    NUMBER   DESCRIPTION OF EXHIBIT
    -------  ----------------------

    10.20(+) Investment Management Agreement between Hamblin Watsa
             Investment Counsel Ltd. and Newline Underwriting Management
             Ltd. dated as of February 16, 2001.

    10.21    Intentionally deleted.

    10.22(+) Indemnification Agreement in favor of Odyssey Reinsurance
             Corporation and Hudson Insurance Company from Fairfax
             Financial Holdings Limited dated as of March 22, 2001.

    10.23(+) Indemnification Agreement in favor of Odyssey Reinsurance
             Corporation from Fairfax Financial Holdings Limited dated as of March 20, 2001.

    10.24(+) Odyssey America Reinsurance Corporation Restated Employees
             Retirement Plan, as amended.

    10.25(+) Odyssey America Reinsurance Corporation Profit Sharing Plan, as amended.

    10.26    Odyssey Re Holdings Corp. Restricted Share Plan.

    10.27    Odyssey Re Holdings Corp. Stock Option Plan.

    10.28    Odyssey Re Holdings Corp. Long-Term Incentive Plan.

    10.29    Odyssey Re Holdings Corp. Employee Share Purchase Plan.

    10.30(+) Odyssey America Reinsurance Corporation 401(k) Excess Plan, as amended.

    10.31(+) Odyssey America Reinsurance Corporation Restated
             Supplemental Retirement Plan, as amended.

    10.32    Form of Exchange Agreement among TIG Insurance Company, ORH
             Holdings Inc. and Odyssey Re Holdings Corp.

    10.33(+) Tax Services Agreement between Fairfax Inc., Odyssey America
             Reinsurance Corporation, Odyssey Reinsurance Corporation and
             Hudson Insurance Company dated as of May 10, 2001.

    10.34(+) Tax Services Agreement between Fairfax Inc. and Odyssey Re
             Holdings Corp. dated as of May 10, 2001.

    21.1(+)  List of the Registrant's Subsidiaries.

    23.1     Consent of Shearman & Sterling (included in its opinion in
             Exhibit 5.1).

    23.2(+)  Consent of PricewaterhouseCoopers LLP.

    23.3(+)  Consent of Ernst & Young LLP.

    24.1(+)  Powers of Attorney.

    99.1(+)  Schedule I -- Summary of Investments -- Other Than
             Investments in Related Parties.

    99.2(+)  Schedule III -- Supplementary Insurance Information.

    99.3(+)  Schedule IV -- Reinsurance.

    99.4(+)  Schedule VI -- Supplemental Information Concerning
             Property-Casualty Insurance Operations.

    99.5(+)  Report of PricewaterhouseCoopers LLP regarding Schedules
             99.1 to 99.4 herein dated March 23, 2001.


---------------

     * To be filed by amendment.

     (+) Previously filed.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such name as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on June 7, 2001.


                                          ODYSSEY RE HOLDINGS CORP.

                                                  /s/ ANDREW A. BARNARD
                                          By:
                                          --------------------------------------

                                              Name: Andrew A. Barnard
                                              Title:  President and Chief
                                              Executive Officer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated:



                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
                      *                        Director and Principal Executive       June 7, 2001
---------------------------------------------  Officer
              Andrew A. Barnard

                      *                        Principal Financial and Accounting     June 7, 2001
---------------------------------------------  Officer
              Roland W. Jackson

                      *                        Director                               June 7, 2001
---------------------------------------------
                V. Prem Watsa

                      *                        Director                               June 7, 2001
---------------------------------------------
                James F. Dowd

                      *                        Director                               June 7, 2001
---------------------------------------------
             Winslow W. Bennett

                                               Director
---------------------------------------------
               Robbert Hartog

                                               Director
---------------------------------------------
            Anthony F. Griffiths

                                               Director
---------------------------------------------
               Paul B. Ingrey

                                               Director
---------------------------------------------
               Courtney Smith

         *By: /s/ ROLAND W. JACKSON
   ---------------------------------------
              Attorney-in-fact

              INDEX OF EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
NUMBER    DESCRIPTION OF EXHIBIT                                             PAGES
-------   ----------------------                                          ------------

1.1(+)    Form of Underwriting Agreement. ............................

3.1(+)    Amended and Restated Certificate of Incorporation of the
          Registrant. ................................................

3.2(+)    Amended and Restated By-laws of the Registrant. ............

4.1(+)    Specimen Certificate representing Common Stock. ............

5.1       Opinion of Shearman & Sterling as to the legality of the
          Common Stock. ..............................................

10.1(+)   Administrative Service Agreement between Odyssey America
          Reinsurance Corporation and Compagnie Transcontinentale de
          Reassurance (France),
          effective from July 1, 2000. ...............................

10.2(+)   Administrative Service Agreement between Odyssey America
          Reinsurance Corporation and Compagnie Transcontinentale de
          Reassurance (Singapore),
          effective from July 1, 2000. ...............................

10.3(+)   Affiliate Guarantee by Odyssey America Reinsurance
          Corporation dated as of July 14, 2000 relating to Compagnie
          Transcontinentale de Reassurance. ..........................

10.4(+)   Blanket Assumption Endorsement Agreement between Ranger
          Insurance Company and Odyssey America Reinsurance
          Corporation dated as of July 1, 1999. ......................

10.5(+)   Form of Tax Allocation Agreement among Fairfax Inc., Odyssey
          Re Holdings Corp., Odyssey America Reinsurance Corporation,
          Odyssey Reinsurance Corporation, and Hudson Insurance
          Company. ...................................................

10.6(+)   Amended and Restated Employment Agreement dated as of April
          1, 2001 between Andrew Barnard and Odyssey Re Holdings
          Corp. ......................................................

10.7(+)   Employment Agreement dated as of May 23, 2001 between Roland
          Jackson and Odyssey Re Holdings Corp. ......................

10.8(+)   Employment Agreement dated as of May 23, 2001 between
          Michael Wacek and Odyssey Re Holdings Corp..................

10.9(+)   Lease Agreement between TIG Insurance Company and First
          Stamford Place Company in relation to 300 First Stamford
          Place, Stamford, Connecticut, as amended. ..................

10.10(+)  Form of Registration Rights Agreement between Odyssey Re
          Holdings Corp., TIG Insurance Company and ORH Holdings
          Inc. .......................................................

10.11(+)  Investment Management Agreement between Hamblin Watsa
          Investment Counsel Ltd. and TIG Reinsurance Company dated as of April 13, 1999. .........................................

10.12(+)  Investment Management Agreement between Hamblin Watsa
          Investment Counsel Ltd. and Odyssey Reinsurance Corporation
          dated as of May 11, 2001....................................

10.13(+)  Investment Management Agreement between Hamblin Watsa
          Investment Counsel Ltd. and Hudson Insurance Company dated as of May 11, 2001..........................................

10.14(+)  Investment Administration Agreement between Fairfax
          Financial Holdings Limited and TIG Reinsurance Company dated as of April 13, 1999. ......................................

10.15(+)  Investment Administration Agreement between Fairfax
          Financial Holdings Limited and Odyssey Reinsurance
          Corporation dated as of May 11, 2001........................

10.16(+)  Investment Administration Agreement between Fairfax
          Financial Holdings Limited and Hudson Insurance Company
          dated as of May 11, 2001. ..................................

10.17(+)  Stop Loss Agreement dated December 31, 1995 among Skandia
          America Reinsurance Corporation and Skandia Insurance
          Company Ltd., as amended. ..................................

                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
NUMBER    DESCRIPTION OF EXHIBIT                                             PAGES
-------   ----------------------                                          ------------

10.18(+)  Form of Indemnification Agreement between Odyssey Re
          Holdings Corp. and each of its directors and officers. .....

10.19(+)  Form of Term Note...........................................

10.20(+)  Investment Management Agreement between Hamblin Watsa
          Investment Counsel Ltd. and Newline Underwriting Management
          Ltd. dated as of February 16, 2001. ........................

10.21     Intentionally deleted. .....................................

10.22(+)  Indemnification Agreement in favor of Odyssey Reinsurance
          Corporation and Hudson Insurance Company from Fairfax
          Financial Holdings Limited dated as of March 22, 2001. .....

10.23(+)  Indemnification Agreement in favor of Odyssey Reinsurance
          Corporation from Fairfax Financial Holdings Limited dated as of March 20, 2001. .........................................

10.24(+)  Odyssey America Reinsurance Corporation Restated Employees
          Retirement Plan, as amended ................................

10.25(+)  Odyssey America Reinsurance Corporation Profit Sharing Plan,
          as amended .................................................

10.26     Odyssey Re Holdings Corp. Restricted Share Plan. ...........

10.27     Odyssey Re Holdings Corp. Stock Option Plan. ...............

10.28     Odyssey Re Holdings Corp. Long-Term Incentive Plan. ........

10.29     Odyssey Re Holdings Corp. Employee Share Purchase Plan. ....

10.30(+)  Odyssey America Reinsurance Corporation 401(k) Excess Plan,
          as amended. ................................................

10.31(+)  Odyssey America Reinsurance Corporation Restated
          Supplemental Retirement Plan, as amended. ..................

10.32     Form of Exchange Agreement among TIG Insurance Company, ORH
          Holdings Inc. and Odyssey Re Holdings Corp. ................

10.33(+)  Tax Services Agreement between Fairfax Inc., Odyssey America
          Reinsurance Corporation, Odyssey Reinsurance Corporation and
          Hudson Insurance Company dated as of May 10, 2001. .........

10.34(+)  Tax Services Agreement between Fairfax Inc. and Odyssey Re
          Holdings Corp. dated as of May 10, 2001. ...................

21.1(+)   List of the Registrant's Subsidiaries. .....................

23.1      Consent of Shearman & Sterling (included in its opinion in
          Exhibit 5.1). ..............................................

23.2(+)   Consent of PricewaterhouseCoopers LLP. .....................

23.3(+)   Consent of Ernst & Young LLP. ..............................

24.1(+)   Powers of Attorney. ........................................

99.1(+)   Schedule I -- Summary of Investments -- Other Than
          Investments in Related Parties. ............................

99.2(+)   Schedule III -- Supplementary Insurance Information. .......

99.3(+)   Schedule IV -- Reinsurance. ................................

99.4(+)   Schedule VI -- Supplemental Information Concerning
          Property-Casualty Insurance Operations. ....................

99.5(+)   Report of PricewaterhouseCoopers LLP regarding Schedules
          99.1 to 99.4 herein dated March 23, 2001. ..................


---------------

     * To be filed by amendment.
     (+) Previously filed.
                                       II-8